UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                      JANUARY 25, 2001 (JANUARY 19, 2001)

                              THE YORK GROUP, INC.
              Exact Name of Registrant as Specified in its Charter


       DELAWARE                      0-28096                 76-0490631
State of Incorporation or     Commission File Number       I.R.S. Employer
     Organization                                         Identification No.


     8554 KATY FREEWAY, SUITE 200
            HOUSTON, TEXAS                               77024
Address of Principal Executive Offices                 (Zip Code)

                                 (713) 984-5500
                         Registrant's telephone number,
                               including area code

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS.

      On January 15, 2001, The York Group, Inc. (the "Company") executed a Forbearance Agreement and Consent relating to its Amended and Restated Credit Agreement dated as of August 12, 1999, with ABN AMRO Bank, N.V. and the lenders named therein. On January 19, 2001, the Company executed a Forbearance Agreement, Consent and Third Amendment with The Variable Annuity Life Insurance Company relating to its senior secured notes.

      Each of these agreements acknowledge the existence of certain defaults, provide for a temporary forbearance period until June 30, 2001 and amend certain provisions of the credit agreement and note purchase agreement, respectively. The Forbearance Agreements entered into are attached hereto as Exhibits 99.1 and 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Not applicable.

        (b) Not applicable.

        (c) Exhibits. The following exhibits are filed as part of this report:

            99.1 Forbearance Agreement dated as of January 15, 2001 among the Company, ABN AMRO Bank, N.V. and the lenders named therein

            99.2 Forbearance Agreement, Consent and Third Amendment dated January 19, 2001 between the Company and The Variable Annuity Life Insurance Company

            99.3  Press Release issued by the Company on January 19, 2001.


                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:      January 24, 2001

                                    THE YORK GROUP, INC.

                                    By: /S/ THOMAS J. Crawford
                                        Thomas J. Crawford
                                        President and CEO